Exhibit 99.1

OPTION CARE HEALTH REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022 AND ANNOUNCES SHARE REPURCHASE AUTHORIZATION
BANNOCKBURN, IL., February 23, 2023 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the fourth quarter and full year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Net revenue of $1,027.2 million, up 10.8% compared to $927.2 million in the fourth quarter of 2021
•Gross profit of $231.1 million, or 22.5% of revenue, up 8.9% compared to $212.2 million, or 22.9% of revenue, in the fourth quarter of 2021
•Net income of $47.5 million, or $0.26 earnings per share, inclusive of the impact from the sale of certain of the Company's respiratory therapy assets, compared to net income of $75.5 million, or $0.42 earnings per share, inclusive of a one-time benefit from the elimination of the Company's valuation allowance on deferred tax assets in the fourth quarter of 2021
•Adjusted EBITDA of $94.3 million, or up 8.7% compared to $86.8 million in the fourth quarter of 2021
•Cash flow from operations of $43.5 million, and cash balances of $294.2 million at the end of the fourth quarter
•The Company divested and sold certain respiratory therapy assets in December 2022 for expected total proceeds of $18.4 million, which resulted in a $10.3 million pre-tax gain
Full Year 2022 Financial Highlights
•Net revenue of $3,944.7 million, up 14.7% compared to $3,438.6 million in full year 2021
•Gross profit of $866.9 million, or 22.0% of revenue, up 11.2% compared to $779.6 million, or 22.7% of revenue, in full year 2021
•Net income of $150.6 million, or $0.83 basic earnings per share, compared to net income of $139.9 million, or $0.78 basic earnings per share, in full year 2021
•Adjusted EBITDA of $342.9 million, up 18.3% compared to $289.8 million in full year 2021
•Cash flow from operations of $267.5 million, up 28.2% compared to $208.6 million in full year 2021

John C. Rademacher, Chief Executive Officer, commented, “The Option Care Health team's commitment to high-quality, cost-effective care produced solid financial results in 2022. The strength and resilience of our technology-enabled national network has enabled our ability to navigate market dynamics, execute on organic growth opportunities and to capitalize on strategic investments. We are proud of the financial results we delivered and look to continue to build on this momentum in 2023 as we focus on providing extraordinary patient care in the post-acute and ambulatory settings.”

Share Repurchase Program
The Company announced today that its Board of Directors authorized the Company to repurchase up to $250 million shares of its common stock. The extent to which the Company repurchases shares, and the timing of such repurchases, will depend upon a variety of factors, including market conditions, regulatory requirements and other corporate considerations, as determined by the Company’s management.
Mike Shapiro, Chief Financial Officer, commented, “We continue to believe that disciplined pursuit of acquisitions continues to represent an attractive strategy to deploy capital in an accretive manner. We believe the authorization to repurchase common stock provides additional flexibility and optionality as we focus on capital deployment.”

Full Year 2023 Financial Guidance
For the full year 2023, Option Care Health expects to deliver the following financial results:
•Net revenue of $4.15 billion to $4.375 billion
•Adjusted EBITDA of $370 million to $390 million
•Cash flow from operations of at least $240 million

Additionally, the Company anticipates an effective tax rate of 27% - 29% and net interest expense of approximately $61.0 million to $65.0 million.

Conference Call
Option Care Health will host a conference call to discuss its financial results later today at 8:30 a.m. EDT. The conference call can be accessed via a live audio webcast that will be available online at investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 7,500 team members, including more than 4,500 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.

Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; and (iv) the loss of one or more key payers. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other. As part of restructuring, acquisition, integration and other, the Company may incur significant charges such as the write down of certain long‑lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. We have not reconciled Adjusted EBITDA guidance to net income as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see below.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)(Unaudited)

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$294,186	$119,423
Accounts receivable, net	377,542	338,242
Inventories	224,281	183,095
Prepaid expenses and other current assets	98,330	69,496
Total current assets	994,339	710,256

NONCURRENT ASSETS:
Property and equipment, net	108,321	111,535
Intangible assets, net	22,371	21,433
Referral sources	341,744	344,587
Goodwill	1,533,424	1,477,564
Other noncurrent assets	112,737	125,543
Total noncurrent assets	2,118,597	2,080,662
TOTAL ASSETS	$3,112,936	$2,790,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$378,763	$279,246
Other current liabilities	186,588	180,449
Total current liabilities	565,351	459,695

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,058,204	1,059,900
Other noncurrent liabilities	103,278	95,437
Total noncurrent liabilities	1,161,482	1,155,337
Total liabilities	1,726,833	1,615,032

STOCKHOLDERS' EQUITY	1,386,103	1,175,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,112,936	$2,790,918

Schedule 2

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
NET REVENUE	$1,027,213	$927,194	$3,944,735	$3,438,640
COST OF REVENUE	796,132	714,997	3,077,817	2,659,034
GROSS PROFIT	231,081	212,197	866,918	779,606

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	148,351	136,777	566,122	525,707
Depreciation and amortization expense	14,538	14,648	60,565	63,058
Total operating expenses	162,889	151,425	626,687	588,765
OPERATING INCOME	68,192	60,772	240,231	190,841

OTHER INCOME (EXPENSE):
Interest expense, net	(14,798)	(14,286)	(53,806)	(67,003)
Other, net	11,387	481	19,343	(7,344)
Total other expense	(3,411)	(13,805)	(34,463)	(74,347)

INCOME BEFORE INCOME TAXES	64,781	46,967	205,768	116,494

INCOME TAX EXPENSE (BENEFIT)	17,252	(28,500)	55,212	(23,404)
NET INCOME	$47,529	$75,467	$150,556	$139,898

Earnings per share, basic	$0.26	$0.42	$0.83	$0.78
Earnings per share, diluted	$0.26	$0.41	$0.83	$0.77

Weighted average common shares outstanding, basic	181,925	179,896	181,105	179,855
Weighted average common shares outstanding, diluted	183,086	181,205	182,075	181,205

Schedule 3

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)(Unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$150,556	$139,898
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	65,434	68,804
Deferred income taxes - net	49,187	(30,372)
Other non-cash adjustments	32,147	41,609
Changes in operating assets and liabilities:
Accounts receivable, net	(36,889)	(4,273)
Inventories	(41,010)	(22,700)
Accounts payable	98,885	(10,381)
Other	(50,763)	25,984
Net cash provided by operating activities	267,547	208,569

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(35,358)	(25,632)
Proceeds from sale of assets	14,670	—
Business acquisitions, net of cash acquired	(87,364)	(85,909)
Net cash used in investing activities	(108,052)	(111,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	855,136
Retirement of debt obligations	—	(910,345)
Proceeds from warrant exercises	20,916	—
Deferred financing costs	—	(10,339)
Other financing cash flows	(5,648)	(11,322)
Net cash provided by (used in) financing activities	15,268	(76,870)
NET INCREASE IN CASH AND CASH EQUIVALENTS	174,763	20,158
Cash and cash equivalents - beginning of the period	119,423	99,265
CASH AND CASH EQUIVALENTS - END OF PERIOD	$294,186	$119,423

Schedule 4
OPTION CARE HEALTH, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$47,529	$75,467	$150,556	$139,898
Interest expense, net	14,798	14,286	53,806	67,003
Income tax expense (benefit)	17,252	(28,500)	55,212	(23,404)
Depreciation and amortization expense	15,711	15,984	65,434	68,804
EBITDA	95,290	77,237	325,008	252,301

EBITDA adjustments
Stock-based incentive compensation	4,202	3,329	16,783	9,575
Loss on extinguishment of debt	—	984	—	13,387
Gain on sale of assets	(10,325)	—	(10,325)	—
Restructuring, acquisition, integration and other	5,105	5,200	11,387	14,543
Adjusted EBITDA	$94,272	$86,750	$342,853	$289,806